UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2005
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
PURCHASE AGREEMENT
COPY OF PRESS RELEASE
COPY OF SLIDE PRESENTATION

Item 1.01 Entry into a Material Definitive Agreement
     On October 29, 2005, The Bon-Ton Stores, Inc. (“Bon-Ton”) entered into a Purchase Agreement (the “Agreement”) with Saks Incorporated (“Saks”) pursuant to which Bon-Ton will purchase all of the outstanding securities of two subsidiaries of Saks (the “Subsidiaries”) that are solely related to the business of owning and operating the 142 retail department stores that comprise Saks’ Northern Department Store Group and operate under the names “Carson Pirie Scott,” “Younkers,” “Herberger’s,” “Boston Store” and “Bergner’s” (the “Business”). The stores are located in 12 states in the Midwest and upper Great Plains regions. The purchase price Bon-Ton will pay to Saks is approximately $1,100,000,000 in cash. The purchase price is subject to adjustment based on, among other things, the working capital at closing and the amount of certain unfunded employee benefit plan liabilities. Closing of the transaction is expected to occur in late January or February 2006, but in no event before the end of the companies’ respective fiscal years on January 28, 2006.
     Bon-Ton will assume substantially all liabilities of Saks and the Subsidiaries related to the Business. However, Saks will indemnify Bon-Ton for certain liabilities, including substantially all taxes incurred prior to closing of the transaction and liabilities arising out of a planned internal corporate reorganization of Saks. Saks will also indemnify Bon-Ton with respect to breaches of representations, warranties and covenants under the Agreement.
     The Agreement contains customary representations, warranties and covenants. The transaction is subject to certain closing conditions, including regulatory approvals and Bon-Ton obtaining financing sufficient to pay the purchase price and related expenses.
     For a period of one year following the closing of the transaction, Bon-Ton has agreed to offer employees of the Business benefits that are comparable, in the aggregate, to their benefits prior to the closing of the transaction. Bon-Ton has agreed that employment will be offered to all employees of the Business with the same base compensation as they are currently paid and has also agreed to assume the normal year-end bonus payments to be paid in January 2006 to employees of the Business. The Agreement provides that employees of the Business will generally be subject to Bon-Ton’s severance plans.
     Bon-Ton and Saks will enter into transition services agreements, a private brands agreement, a software license agreement and a Club Libby Lu licensed departments agreement in connection with the transaction.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Agreement is included as an exhibit and incorporated herein by reference to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transactions described therein, it is not intended to provide factual information about the parties. The representation and warranties contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.
Item 7.01 Regulation FD Disclosure
     On October 31, 2005, Bon-Ton issued a press release announcing that it had entered into the Agreement with Saks. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On October 31, 2005, Bon-Ton published on its website certain information in a slide presentation format regarding Bon-Ton, the Agreement and Bon-Ton’s acquisition of the Business. The slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Current Report on Form 8-K, the information in Exhibits 99.1 and 99.2 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibits 99.1 and 99.2 attached hereto will not be incorporated by reference into any filing made by Bon-Ton under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
2.1	Purchase Agreement, dated as of October 29, 2005, between Saks Incorporated and The Bon-Ton Stores, Inc.

99.1	Copy of press release issued by The Bon-Ton Stores, Inc. on October 31, 2005

99.2	Copy of slide presentation dated October 31, 2005 regarding the Purchase Agreement between Saks Incorporated and The Bon-Ton Stores, Inc., the transactions contemplated thereby and related information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Keith E. Plowman

Keith E. Plowman
Senior Vice President, Chief Financial Officer and Principal Accounting Officer
Dated: October 31, 2005